Money Market Obligations Trust 030197

                                                   Exhibit 6(iv) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K
                                    Exhibit F
                                     to the
                             Distributor's Contract

                         MONEY MARKET OBLIGATIONS TRUST
                            Treasury Obligations Fund
                          Institutional Capital Shares

                  In consideration of the mutual covenants set forth in the Distributor's Contract dated March 1, 1994 between Money Market Obligations Trust and Federated Securities Corp., Money Market Obligations Trust executes and delivers this Exhibit on behalf of Treasury Obligations Fund, and with respect to the Institutional Capital Shares thereof, first set forth in this Exhibit.

                  Witness the due execution hereof this 1st day of March, 1997.


ATTEST:                                           Money Market Obligations Trust



/s/ John W. McGonigle                              By:/s/ J. Christopher Donahue
                                   Secretary             President
(SEAL)

ATTEST:                                            FEDERATED SECURITIES CORP.


/s/ Byron F. Bowman                                By:/s/ David M. Taylor
                                   Secretary            Executive Vice President